CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 9, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-9634) of Dreyfus Short-Intermediate Government Fund.

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                                ERNST & YOUNG LLP

New York, New York
March 29, 2001